                   Entergy Integrated Solutions Inc.
                        Statement of Operations
              Quarter and Year-To-Date Ended June 30, 1997
                             (Unaudited)

                                                Current Quarter    Year To Date
Revenue                                      $    14,055,506.00      23,472,114.00

Operating Expense                                  8,493,737.00      15,338,439.00
                                             ------------------     --------------
Gross Margin                                       5,561,769.00       8,133,675.00

Selling Expense                                    3,875,122.00       7,969,227.00
Marketing Expense                                    230,796.00         346,323.00
Administrative & General Expense                   3,761,954.00       7,800,496.00
Other Expense/Income                               1,733,194.00       4,220,165.00
                                             ------------------     --------------
Net Operating Profit (Loss) Before Taxes          (4,039,297.00)    (12,202,536.00)

Income taxes                                      (1,486,952.00)     (4,433,909.00)
                                             ------------------     --------------
Net Profit (Loss)                            $    (2,552,345.00)     (7,768,627.00)
                                             ==================     ==============

                        Entergy Integrated Solutions Inc.
                                Balance Sheet
                                June 30, 1997
                                 (Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                    $    6,495,420.69
   Accounts receivable                               2,524,843.59
   Other current assets                                800,426.21
                                                -----------------
      Total current assets                           9,820,690.49
                                                -----------------

Investments:
   Investment in SASI, Inc.                              -
   Note receivable - SASI, Inc.                          -
   HES service contracts, net                        2,260,323.89
                                                -----------------
      Total investments                              2,260,323.89
                                                -----------------

Fixed Assets:
   Furniture and equipment, net                      8,702,967.96
   Intangible assets, net                              396,629.73
   Equipment inventory held for installation        17,870,383.64
   Installations in process                          9,714,864.56
   Installed equipment                              65,288,968.71
                                                -----------------
      Total fixed assets                           101,973,814.60
                                                -----------------

Deferred Debits:
   Miscellaneous deferred debits                     9,421,101.78
   Deferred income taxes                             5,797,582.00
   Other assets, Net                                 2,197,767.29
                                                -----------------
      Total deferred debits                         17,416,451.07
                                                -----------------

      TOTAL ASSETS                              $  131,471,280.05
                                                =================

                   Entergy Integrated Solutions Inc.
                            Balance Sheet
                            June 30, 1997
                             (Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                                         $       637,163.76
   Accrued liabilities                                            4,679,546.88
   Current portion of capital lease obligations                     102,295.39
                                                            ------------------
      Total current & accrued liabilities                         5,419,006.03
                                                            ------------------

Long-term liabilities:
   Capital lease obligations                                         25,024.08
   Other long-term liabilities                                    3,373,823.09
                                                            ------------------
      Total long-term liabilities                                 3,398,847.17
                                                            ------------------

Deferred Credits:
   Service contract revenue                                      52,802,685.64
                                                            ------------------
      Total deferred credits                                     52,802,685.64
                                                            ------------------

Capital:
   Common stock, no par value, 50,000 shares authorized,
   13,500 shares issued and outstanding                          13,500,000.00
   Paid in capital                                              150,000,000.00
   Accumulated deficit                                          (93,649,258.79)
                                                            ------------------
      Total capital                                              69,850,741.21
                                                            ------------------

      Total liabilities and capital                         $   131,471,280.05
                                                            ==================